UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2024

Gen Digital Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-17781 (Commission File Number)	77-0181864 (I.R.S. Employer Identification Number)

60 E. Rio Salado Parkway, Suite 1000,

Tempe, Arizona 85281

(Address of principal executive offices and zip code)

(650) 527-8000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Ondrej Vlcek as President of Gen

On May 9, 2024, Gen Digital Inc. (the “Company” or “Gen”) announced that on June 13, 2024 (the “Departure Date”), Ondrej Vlcek will transition from Gen and depart from his role as President but will continue to serve as a member of the Company’s Board of Directors and provide consulting services to the Company to ensure an orderly transition.

In connection with this transition, Mr. Vlcek will enter into an agreement with the Company (the “Agreement”), which will supersede any prior employment agreement Mr. Vlcek previously had with the Company. Pursuant to this Agreement, it is expected that Mr. Vlcek will provide consulting services on various matters, including matters related to innovation and technology at the request of the Company, which will be in addition to his regular ongoing responsibilities as a member of the Board. As compensation for these services and his service on the Board of Directors, Mr. Vlcek’s existing time-based restricted stock units excluding the Holding RSUs (as defined below) will continue to vest in accordance with their applicable award agreements and the Company’s 2013 Equity Incentive Plan, as amended, for one (1) year from the date of his departure, provided Mr. Vlcek continues to serve as either a member of Gen’s Board of Directors or as a consultant to the Company. Mr. Vlcek will not receive any additional non-employee board member compensation in connection with his service as a board member during his transition period. Additionally, as of the Departure Date, all of Mr. Vlcek’s unvested performance-based restricted stock units and all other tranches of his time-based grants described above will be forfeited. Further, Mr. Vlcek previously agreed to hold for three years all Gen stock received as consideration from the Avast transaction, in return for which the Company granted time-based restricted stock units (“Holding RSUs”), which would only vest if he satisfies this holding requirement and provides services through the end of the holding period. This Holding RSU grant will continue to vest in accordance with its terms so long as Mr. Vlcek is either a member of Gen’s Board of Directors or acts as a consultant to the Company and satisfies the holding requirement. These benefits are contingent upon Mr. Vlcek entering into and not rescinding the Agreement.

Designation of Vincent Pilette as President of Gen

On May 7, 2024, in conjunction with Mr. Vlcek’s departure, the Company approved Vincent Pilette, the Company’s current Chief Executive Officer, to reassume the role of President effective as of June 13, 2024. Mr. Pilette’s biographical information is set forth in the Company’s definitive proxy statement filed with the SEC on July 31, 2023, which is incorporated herein by reference. In addition, there are no disclosable relationships pursuant to this current report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 10th day of May, 2024.

Gen Digital Inc.

By:	/s/ Bryan S. Ko
Bryan S. Ko
Chief Legal Officer and Corporate Secretary